Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2020, with respect to the financial statements of Cuentas, Inc. contained in the Registration Statement on Form S-1MEF and Prospectus.  We consent to the use of the aforementioned report in the Registration Statement on Form S-1 MEF and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Halperin Ilanit

Certified Public Accountants (Isr.)

Tel Aviv, Israel

February 1, 2021